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                        CONSENT-COOPERS & LYBRAND L.L.P.

                                                                  Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-30581) filed on August 14, 1997 of our report to be dated March 21, 1997 on our audit of the financial statements of Kendle International Inc. which report will be signed upon consummation of the matters described in Notes 10 and 11 to such financial statements. We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data".

                                                   /s/ Coopers & Lybrand LLP

Cincinnati, Ohio
August 14, 1997